Exhibit 1.3

EXECUTION VERSION

E*TRADE FINANCIAL CORPORATION

EQUITY UNITS

UNDERWRITING AGREEMENT

November 16, 2005

November 16, 2005

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

As Representatives of the Underwriters listed

in Schedule I hereto

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

and

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Dear Sirs and Mesdames:

E*TRADE Financial Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) the number of Equity Units specified in Schedule I to this Agreement (the “Securities”) of the Company, each with an initial stated amount of $25.00 and initially consisting of (i) a stock purchase contract (each, a “Stock Purchase Contract”) under which the holder will agree to purchase and the Company will agree to sell on November 18, 2008 (the “Purchase Contract Settlement Date”), subject to acceleration in connection with any early settlement of such Stock Purchase Contract pursuant to the provisions of the Purchase Contract and Pledge Agreement (as defined below) for a price of $25.00 per Security, a number of shares of common stock (the “Issuable Common Stock”) of the Company, par value $0.01 per share (the “Common Stock”), determined pursuant to the terms of the Purchase Contract and Pledge Agreement and (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount subordinated note due November 18, 2018 (the “Notes”).

A holder’s ownership interest in the Notes initially will be pledged to secure such holder’s obligation to purchase the Issuable Common Stock on the Purchase Contract Settlement Date, such pledge to be on the terms and conditions set forth in the Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”), to be dated as of the Closing Date (as defined herein), among the Company, The Bank of New York, as collateral agent (the “Collateral Agent”), custodial agent (the “Custodial Agent”) and securities intermediary (the “Securities Intermediary”), and The Bank of New York, as stock purchase contract agent (the “Stock Purchase Contract Agent”).

The Stock Purchase Contracts will be issued pursuant to the Purchase Contract and Pledge Agreement. The Stock Purchase Contracts together with the related Notes are herein referred to as the “Corporate Units.”

A holder of Corporate Units, at its option, may elect to create “Treasury Units” by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. Unless otherwise indicated, the term “Equity Units” includes both Corporate Units and Treasury Units.

The Notes will be issued pursuant to the Indenture, as amended by Supplemental Indenture No. 1, each to be dated as of the Closing Date (together, the “Indenture”), between the Company and The Bank of New York as trustee (the “Trustee”).

Pursuant to a remarketing agreement (the “Remarketing Agreement”) to be entered into among the Company, the Stock Purchase Contract Agent and Morgan Stanley & Co. Incorporated, as reset agent and remarketing agent (together, the “Remarketing Agent”), the Notes will be remarketed, subject to certain terms and conditions.

The “Component Securities” means, collectively, the Stock Purchase Contracts, the Notes and the Issuable Common Stock.

The terms and rights of any particular issuance of Securities (including the Component Securities) shall be as specified in (i) the Indenture or (ii) the Purchase Contract and Pledge Agreement (each document listed in clauses (i) through (ii), together with the Remarketing Agreement, each, a “Securities Agreement” and collectively, the “Securities Agreements”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, file number 333-129077 on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary prospectus supplement to the Basic Prospectus relating to the Securities, together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act. The terms “supplement,” “amendment” or “amend” as used in this Agreement with respect to the Registration Statement, Basic Prospectus, Prospectus or preliminary prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The terms “supplement” and “amendment”

or “amend” as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference in the Prospectus.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the preliminary prospectus and the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the preliminary prospectus and the Prospectus do not contain and on the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this clause (ii) do not apply to statements or omissions in the Registration Statement, preliminary prospectus and Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the preliminary prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d) Each of the subsidiaries of the Company listed on Schedule II hereto (the “Named Subsidiaries”) has been duly organized, and is validly existing and in good standing under the laws of its respective jurisdictions of formation or organization, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the preliminary prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Named Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except as to Liens disclosed in the Prospectus. Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) of the Company is a Named Subsidiary.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The Company has the full right, power and authority to execute and deliver each of this Agreement, the Notes, the Securities and each Securities Agreement (collectively, the “Transaction Documents”) to which it is a party and perform its respective obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Indenture has been duly authorized by the Company and, at the Closing Date, when validly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”) and on the Closing Date, the Indenture will be qualified under and conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(j) The Notes, the Securities and the Indenture conform in all material respects to the description thereof contained in the Prospectus under the headings “Description of the Equity Units” and “Description of the Notes.”

(k) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Transaction Documents, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture pursuant to which the Notes are to be issued.

(l) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Purchase Contract and Pledge Agreement and delivered to and paid for in accordance with the terms of the Transaction

Documents, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract and Pledge Agreement), the Bankruptcy Code (11 U.S.C. 101-1330, as amended) should not substantively limit the provisions of the Purchase Contract and Pledge Agreement that require termination of the Stock Purchase Contracts and release of the Collateral Agent’s security interest in (a) the Notes, (b) the Treasury Securities (as defined in the Purchase Contract and Pledge Agreement) or (c) the applicable ownership interest(s) in the Treasury Portfolio (as defined in the Purchase Contract and Pledge Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Units (as defined in the Prospectus); provided further, however, that the Company makes no representation as to whether a court exercising bankruptcy jurisdiction, in addition to exercising general equitable powers, might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.

(m) The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract and Pledge Agreement, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus or to any amended or supplemented description of the Issuable Common Stock contained in a then effective report or registration statement filed pursuant to the Exchange Act; and the issuance of the Issuable Common Stock will not be subject to any preemptive or similar rights.

(n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(o) The Purchase Contract and Pledge Agreement has been duly authorized by the Company and, at the Closing Date, when validly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract and Pledge Agreement), the Bankruptcy Code (11 U.S.C. 101-1330, as amended) should not substantively limit the provisions of the Purchase Contract and Pledge Agreement that require termination of the Stock Purchase Contracts and release of the Collateral Agent’s security interest in (a) the Notes, (b) the Treasury Securities (as defined in the Purchase Contract and Pledge Agreement) or (c) the

applicable ownership interest(s) in the Treasury Portfolio (as defined in the Purchase Contract and Pledge Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Units (as defined in the Prospectus); provided further, however, that the Company makes no representation as to whether a court exercising bankruptcy jurisdiction, in addition to exercising general equitable powers, might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company; and the Purchase Contract and Pledge Agreement will conform in all material respects to the description thereof contained in the Prospectus.

(p) The Remarketing Agreement has been duly authorized by the Company and, at the date of the Remarketing Agreement it will have been duly executed and delivered by the Company; and the Remarketing Agreement will conform in all material respects to the description thereof contained in the Prospectus.

(q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the preliminary prospectus provided to prospective purchasers of Securities.

(r) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(s) Each of the Company and its subsidiaries holds, and is in compliance in all material respects with, all material permits, licenses, authorizations, exemptions, orders and approvals (“Permits”), necessary for the operation of their respective businesses, and there are no proceedings pending or, to the knowledge of the Company, threatened by any governmental entity seeking to terminate, revoke or limit any such Permits, nor, to the knowledge of the Company, do grounds exist for any such action by any governmental entities.

(t) Each of the Company and its subsidiaries (i) has not violated its charter, by-laws or any other applicable organizational documents, (ii) has not defaulted, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (iii) is in compliance, in the conduct of its business, with all applicable laws, ordinances, governmental rules, capital regulatory requirements, regulations or court decrees to which it or its property or assets may be subject, including, but not limited to, the laws, regulations and rules administered by the Commission, the National Association of Securities Dealers (the “NASD”), the Office of Thrift Supervision (the “OTS”), the Federal Deposit Insurance Corporation (the “FDIC”), any applicable state, federal or self regulatory organization and the Office of Foreign Assets Control, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, except, in the case of clause (ii) and (iii) for any default or violation that would not have a Material Adverse Effect.

(u) Each of the Company, E*TRADE Re, LLC and ETB Holdings, Inc. is duly registered with the OTS as a savings and loan holding company under the Home Owners Loan Act, as amended (“HOLA”); E*TRADE Bank continues to hold a valid charter to do business as a federal savings bank; E*TRADE Bank meets the qualified thrift lender test under Section 10(m) of HOLA; and the Company is a savings and loan holding company under Section 10 of HOLA, as amended; and the direct and indirect activities of the Company and its subsidiaries comply with restrictions on holding company activities provided in Section 10 of HOLA. E*TRADE Bank is well capitalized according to the capital standards set forth by the OTS and the FDIC. E*TRADE Bank and its deposits are insured by FDIC to the fullest extent permitted by law.

(v) Each of E*TRADE Securities LLC, E*TRADE Clearing LLC, E*TRADE Professional Trading, LLC, E*TRADE Capital Markets, LLC, and E*TRADE Capital Markets-Execution Services, LLC is duly registered as a broker-dealer with the Commission, and is registered as a broker-dealer with each state and is a member in good standing of each self-regulatory organization where its business so requires.

(w) None of the Company, its Named Subsidiaries (including E*TRADE Asset Management, Inc. and E*TRADE Global Asset Management, Inc. (together, the “Advisers”) or any client of the Advisers (as defined in Rule 203(b)(3)-1 of the Investment Advisers Act of 1940, as amended, each a “Client”) is subject or is party to, or has received any notice or advice that any of them may become subject or party to (i) any legal or governmental proceedings pending or threatened, including but not limited to, any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, other than proceedings accurately described in all material respects in the preliminary prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the preliminary prospectus and the Prospectus or (ii) is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties that would have a Material Adverse Effect, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means OTS, FDIC and any other federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or the Commission, NASD, NYSE or any other applicable self regulatory organization, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(x) The Company, E*TRADE Bank and each of the Company’s applicable subsidiaries have duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to each Underwriter which has requested the same accurate and complete copies of all such reports. Neither the Company nor E*TRADE Bank is subject to, or expects to be subject to, any formal or informal enforcement or supervisory action by the OTS or the FDIC. Neither the Company nor E*TRADE Bank has been required by the OTS or the FDIC to make material corrections or changes in its management, operations or policies or procedures, which to the knowledge of the Company or E*TRADE Bank, have not been substantially corrected or changed to the satisfaction of the regulators.

(y) The Company has delivered or made available to each Underwriter, a true and complete copy of the Company’s and its subsidiaries’ currently effective Forms BD and ADV as filed with the Commission and all other similar forms required to be filed with governmental entities. The information contained in such forms and reports was or will be, in the case of any forms and reports filed after the date of this Agreement, complete and accurate in all material respects as of the time of filing thereof.

(z) Neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been the subject of any disciplinary proceedings or orders of any governmental entity arising under applicable laws or regulations which would be required to be disclosed on Forms BD or ADV except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do grounds exist for any such material action by any governmental entity; and except as disclosed on such Forms BD or ADV, neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been enjoined by the order, judgment or decree of any governmental entity from engaging in or continuing any conduct or practice in connection with any Company activity or in connection with the purchase or sale of any security.

(aa) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or to a subsidiary of the Company, from making any other distribution on such subsidiary’s capital stock to the Company or to a subsidiary of the Company, from repaying to the Company or to a subsidiary of the Company any loans or advances to such subsidiary from the Company or a subsidiary of the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than prohibitions arising under applicable law.

(bb) Each of the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(cc) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, and to the Company’s knowledge, have a Material Adverse Effect.

(dd) The accountant who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the preliminary prospectus and the Prospectus is (i) an independent certified public accountant with respect to the Company and the subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (“AICPA”) and (ii) registered with the Public Company Accounting Oversight Board.

(ee) The financial statements, together with the related schedules and notes, included or incorporated by reference in the preliminary prospectus and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and their results of operations, stockholders’ equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The financial information contained in the preliminary prospectus and the Prospectus under the headings “Selected Historical Consolidated Financial Data” is derived from the accounting records of the Company and the subsidiaries (other than the “as adjusted”

information, which has been computed based on (i) the accounting records of the Company and (ii) the assumptions relating to the transactions contemplated in the preliminary prospectus and the Prospectus) and fairly presents the information purported to be shown thereby. The other historical financial and statistical information and data included in the preliminary prospectus and the Prospectus are, in all material respects, fairly presented.

(ff) Each of the Company and its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (taking into account any extension of time to file granted or obtained on behalf of the Company or any of its subsidiaries) and have paid all taxes due thereon (except as contested in good faith and adequately reserved for in accordance with GAAP), and no tax deficiency has been determined, as a result of a final determination, adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect.

(gg) The Company and each of the subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, to the extent necessary.

(hh) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption, which would have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; none of the Company, any subsidiary, or any entity that was at any time required to be treated as a single employer together with the Company under Section 414(b)(c)(m) or (o) of the Code of section 4001(a)(14) of ERISA has at any time maintained, sponsored or contributed to, and none of the employee benefit plans of the Company or any subsidiary is, a single employer plan (within the meaning of Section 4001(a)(15) of ERISA), a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any subsidiary could incur liability under Section 4063 or 4064 of ERISA; and each such pension plan that is intended to be qualified under Section 401(a) of the code is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ii) Except as contemplated hereby, none of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person that would, in connection with the offering and sale of the Securities (i) give rise to a valid claim against the Company, any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment or (ii) give rise to any obligation of the Company or any subsidiary to offer to any third party the role of underwriter or any similar position.

(jj) Highland REIT, Inc. and any other subsidiary of the Company that operates as a “real estate investment trust” (“REIT”) under Sections 856 through 860 of the Code (the “REIT Regulations”), has, since its inception, been organized and operated, and as of the Closing Date, will continue to be organized and to operate, in a manner so that it continues to qualify as a REIT under the REIT Regulations.

(kk) The Company and each of its subsidiaries carry, or are covered by, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses which they are engaged.

(ll) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm) Other than as set forth in any documents filed by the Company pursuant to the Exchange Act and incorporated by reference in the preliminary prospectus and the Prospectus, there are no material transactions, contracts, agreements or understandings that are required to be disclosed under Item 404 of Regulation S-K between any of the Company or any of its subsidiaries and (i) any director or executive officer of the Company or any of its subsidiaries, (ii) any nominee for elections as director of the Company or any of its subsidiaries, (iii) any 5% securityholder of the Company or any of its subsidiaries, or (iv) any member of the immediate family of the foregoing persons.

(nn) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(pp) Each Client of the Advisers is not required to register as an investment company under the 1940 Act, except for E*TRADE Funds, which is duly registered as an investment company under the 1940 Act.

(qq) Neither the Company nor any affiliate of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities.

(rr) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(ss) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Securities set forth in Schedule I hereto opposite its name at $24.25 per Security (the “Purchase Price”).

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the shares of Issuable Common Stock underlying the Securities, (c) the sale of up to an aggregate of 39,722,222 shares of Common Stock by Morgan Stanley and J.P. Morgan Securities, Inc. (“JPMorgan”) in a concurrent offering pursuant to an Underwriting Agreement dated November 16, 2005 among the Company and Morgan Stanley and JPMorgan, as representatives of the several underwriters named in Schedule I-A thereto, and the sale of shares of Common Stock by the Company pursuant to letter agreements between the Company and affiliates of Morgan Stanley and JPMorgan, (d) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (e) the issuance or grant of options or other rights to purchase shares of Common Stock pursuant to the terms of an employee stock option plan or employee stock purchase plan in existence as of the date hereof, each as may be amended from time to time in accordance with the terms thereof, and (f) the issuances of up to an aggregate of 4,000,000 shares of Common Stock as all or part of the consideration for an acquisition or acquisitions, provided that each seller in connection with such acquisition agrees to sign and deliver a lock up letter substantially in the form attached hereto as Exhibit A. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period referred to in this Section 2, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Section 2 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at $25.00 per Security (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.4875 per Security under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.1125 per Security, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 22, 2005, or at such other time on the same or such other date, not later than November 29, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the

Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company (i) confirming that such officer has carefully reviewed the Prospectus, (ii) confirming that the other representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (b) or (c) above. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the preliminary prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion of Counsel for the Company. The following opinions dated the closing date rendered to the Underwriters shall be furnished to the Representatives at the request of the Company: (i) an opinion of Davis Polk & Wardwell, outside counsel for the Company, to the effect set forth in Annex A-1, (ii) an opinion of Russell Elmer, General Counsel and Secretary for the Company to the effect set forth in Annex A-2, (iii) an opinion of Laura R. Singer, General Counsel for E*TRADE Brokerage Services, Inc., to the effect set forth in Annex A-3 and (iv) an opinion of John Buchman, General Counsel for E*TRADE Bank, to the effect set forth in Exhibit A-4, in each case dated the Closing Date.

(g) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to certain matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(h) CFO Certificate. The Underwriters shall have received on the Closing Date a certificate dated the Closing Date and signed by the chief financial officer of the Company, to the effect that such chief financial officer has reviewed the Indenture, including the definitions contained therein and to the effect that the Company is, as of the date thereof, and will be, after giving effect to the issuance of the Securities and the application of the proceeds therefrom as set forth in the Prospectus, in compliance with the covenants contained in the Indenture.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Named Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) Lock-Up Agreements. The “lock up” agreements, each substantially in the form of Exhibit A hereto, between you and all Section 16 officers and directors of the Company, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) NYSE Listing. The Corporate Units, and subject to notice of issuance, the Issuable Common Stock reserved for listing upon issuance following settlement of the Purchase Contract and Pledge Agreement, shall have been duly listed on the New York Stock Exchange (the “NYSE”).

(m) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, 10 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the NASD and the reasonable fees and disbursements of counsel incurred on behalf of or disbursements by Morgan Stanley in its capacity as “qualified independent underwriter,” (v) all costs and expenses incident to listing the Securities on the NYSE, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) any fees charged by rating agencies for rating the Securities; (ix) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (xi) the document production charges and expenses associated with printing this Agreement and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the applicable Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the applicable Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof. The Company also agrees to indemnify and hold harmless

Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the National Association of Securities Dealers’ Conduct Rules in connection with the offering of the Securities, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley’s, or such controlling person’s, willful misconduct.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley and JPMorgan, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a “qualified independent underwriter” and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or in any other relevant exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

11. Fiduciary Duty. The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of (a) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and (b) J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 and if to the Company shall be delivered, mailed or sent to E*TRADE Financial Corporation, 671 North Glebe Road, Arlington, Virginia 22203 (fax: 571-227-7426); Attention: Russell Elmer.

Very truly yours,

E*TRADE Financial Corporation

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated J.P. Morgan Securities Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By:	J.P. Morgan Securities Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Securities To Be Purchased
Morgan Stanley & Co. Incorporated	8,760,600
J.P. Morgan Securities Inc.	6,300,000
Harris Nesbitt Corp.	779,400
BNY Capital Markets, Inc.	270,000
Friedman, Billings, Ramsey & Co., Inc.	540,000
Raymond James & Associates, Inc.	540,000
Sandler O’Neill & Partners, L.P.	540,000
U.S. Bancorp Investments, Inc.	180,000
Wells Fargo Securities, LLC	180,000
Total:	18,000,000

Schedule II

E*TRADE Clearing LLC

E*TRADE Securities LLC

E*TRADE Capital Markets LLC

E*TRADE Capital Markets-Execution Services LLC

E*TRADE Financial Corporate Services, Inc.

E*TRADE Asset Management, Inc.

E*TRADE Global Asset Management, Inc.

E*TRADE Securities Limited (incorporated in the UK)

E*TRADE Securities Limited (incorporated in Hong Kong)

E*TRADE Canada Securities Corp.

E*TRADE Settlement Services, Inc.

ETB Holdings, Inc.

E*TRADE Bank

E*TRADE Access, Inc.

E*TRADE Mortgage Corporation

E*TRADE Consumer Finance Corporation

E*TRADE RE, LLC

E*TRADE Brokerage Holdings, Inc.

BWL Aviation, LLC

E*TRADE Archipelago Holdings, LLC

Converging Arrows, Inc.

2

EXHIBIT A

FORM OF LOCK-UP LETTER

November     , 2005

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and J.P. Morgan Securities Inc. (“JP Morgan”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with E*TRADE Financial Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and JP Morgan (the “Underwriters”), of 18,000,000 Securities (as defined in the Underwriting Agreement) of the Company, consisting of (i) a stock purchase contract (each a “Stock Purchase Contract”) under which the holder will agree to purchase and the Company will agree to sell shares of common stock (the “Issuable Common Stock”) of the Company, par value $0.01 per share (the “Common Stock”), at a time, price and in an amount determined pursuant to the terms of the Purchase Contract and Pledge Agreement (as defined in the Underwriting Agreement) and (ii) an undivided beneficial ownership interest in a $1,000 principal amount subordinated note.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into shares of Common Stock by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of the undersigned or to a settlement or trust for the benefit of family members of the undersigned established under the laws of any country, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (d) transfers or sales of shares of Common Stock or any security convertible into shares of Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act, as amended, existing on the date of the Underwriting Agreement or (e) transfers or sales of shares of Common Stock or any security convertible into shares of Common Stock in the event the undersigned is no longer acting as an officer or director of the Company; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day restricted period described above will be delivered by Morgan Stanley to the Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any

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transaction or taking any other action that is subject to the terms of this lock up agreement during the period from the date of this lock up agreement to and including the 34th day following the expiration of the initial 90-day restricted period, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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ANNEX A-1

OPINION OF DAVIS POLK & WARDWELL,

COUNSEL FOR THE COMPANY

The opinion of Davis Polk & Wardwell, counsel for the Company, to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the effect that:

A.	The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

B.	Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

C.	The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

D.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

E.	The Issuable Common Stock has been duly authorized and when issued and delivered in accordance with the provisions of the Stock Purchase Contracts, will be validly issued, fully paid and non-assessable.

F.	The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Purchase Contract and Pledge Agreement and delivered to and paid for in accordance with the terms of the Transaction Documents, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity; provided, however, that upon the occurrence of a Termination Event, the Bankruptcy Code (11 U.S.C. 101-1330, as amended) should not substantively limit the provisions of the Purchase Contract and Pledge Agreement that require termination of the Stock Purchase Contracts and release of the Collateral Agent’s security interest in (a) the Notes, (b) the Treasury Securities (as defined in the Purchase Contract and Pledge Agreement) or (c) the applicable ownership interest(s) in the Treasury Portfolio (as defined in the Purchase Contract and Pledge Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Units (as defined in the Prospectus); provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction, in addition to exercising general equitable powers, might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.

G.	The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

H.	The Remarketing Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

I.	The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

J.	The Purchase Contract and Pledge Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract and Pledge Agreement), the Bankruptcy Code (11 U.S.C. 101-1330, as amended) should not substantively limit the provisions of the Purchase Contract and Pledge Agreement that require termination of the Stock Purchase Contracts and release of the Collateral Agent’s security interest in (1) the Notes, (2) the Treasury Securities (as defined in the Purchase Contract and Pledge Agreement) or (3) the applicable ownership interest in the Treasury Portfolio (as defined in the Purchase Contract and Pledge Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Units; provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction, in addition to exercising general equitable powers, might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company. In addition, certain remedial provisions of the Purchase Contract and Pledge Agreement are or may

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be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Purchase Contract and Pledge Agreement, and the Purchase Contract and Pledge Agreement contains adequate provisions for the practical realization of the rights and benefits afforded thereby.

K.	The statements in the Prospectus under the captions “Description of Common Stock,” “Description of the Notes,” “Underwriting,” “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and in the Registration Statement in Item 15, fairly summarize in all material respects such matters, documents or proceedings.

L.	The statements in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

M.	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

N.	The Registration Statement, at the time it became effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the general rules and regulations thereunder, except that in each case such counsel need not express any opinion as to the financial statements and schedules and other financial or statistical data included or incorporated by reference therein or excluded therefrom, and, except to the extent expressly stated in opinions K and L, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1.

O.	The Indenture conforms in all material respects to the requirements of, and has been duly qualified under, the Trust Indenture Act.

P.	Nothing has come to the attention of such counsel to cause such counsel to believe that (except for the financial statements and financial schedules and other financial and statistical data, as to which such counsel need not express any belief) the Prospectus when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the paragraph above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Prospectus (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but without independent check or verification except as specified.

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ANNEX A-2

OPINION OF RUSSELL ELMER,

GENERAL COUNSEL FOR THE COMPANY

The opinion of Russell Elmer, General Counsel for the Company, to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the effect that:

A. (i) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the preliminary prospectus or the Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) neither the preliminary prospectus nor the Prospectus contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B. The Company has been duly incorporated, is validly existing in good standing under the laws of the jurisdiction of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

C. Each “significant subsidiary” of the Company (as defined in Rule 1-02(w) of Regulation S-X) has been duly organized, is validly existing and is in good standing under the laws of its respective jurisdiction of incorporation or formation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except as to Liens disclosed in the Prospectus.

D. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

E. The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non assessable.

F. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

G. There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the preliminary prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents and Securities Agreements or to consummate the transactions contemplated by the Prospectus.

H. None of the Company or its Named Subsidiaries (including E*TRADE Asset Management, Inc. and E*TRADE Global Asset Management, Inc. (together, the “Advisers”) or any client of the Advisers (as defined in Rule 203(b)(3)-1 of the Investment Advisers Act of 1940, as amended, each a “Client”) is subject or is party to, or has received any notice or advice that any of them may become subject or party to (i) any legal or governmental proceedings pending or threatened, including but not limited to, any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, other than proceedings accurately described in all material respects in the preliminary prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Prospectus or (ii) is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole. As used herein, the term “Regulatory Agency” means OTS, FDIC and any other federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or the Commission, NASD, NYSE or any

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other applicable self regulatory organization, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

I. To the knowledge of the undersigned, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, trademarks, service marks or trade names (collectively, “Marks”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Marks or of any facts or circumstances which would render any Marks invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

J. None of the Company nor any of its significant subsidiaries is in violation of its charter or by-laws or any other applicable organization documents, or is (i) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) in violation of any law, ordinance, governmental rule, capital regulatory requirement, regulation or court decree to which it or its property or assets may be subject, except in the case of each of clauses (i) and (ii) for any default or violation that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

K. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or to a subsidiary of the Company, from making any other distribution on such subsidiary’s capital stock to the Company or to a subsidiary of the Company, from repaying to the Company or to a subsidiary of the Company any loans or advances to such subsidiary from the Company or a subsidiary of the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than prohibitions arising under applicable law.

L. Each Client of the Advisers is not required to register as an investment company under the Investment Advisers Act of 1940, as amended (the “1940 Act”), except for E*TRADE Funds, which is duly registered as an investment company under the 1940 Act.

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ANNEX A-3

OPINION OF LAURA R. SINGER, GENERAL COUNSEL FOR E*TRADE

BROKERAGE SERVICES, INC.

The opinion of Laura R. Singer, General Counsel for E*TRADE Brokerage Services, Inc., to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the effect that:

A. Each of E*TRADE Securities LLC, E*TRADE Clearing LLC, E*TRADE Professional Trading, LLC, E*TRADE Capital Markets, LLC and E*TRADE Capital Markets-Execution Services, LLC is duly registered as a broker-dealer with the Commission, and is registered as a broker-dealer with each state and is a member in good standing of each self-regulatory organization where its business so requires.

B. Neither the issuance of the Securities nor the intended use of the proceeds of the Securities will violate Regulations T, U or X of the Federal Reserve Board.

ANNEX A-4

OPINION OF JOHN BUCHMAN,

GENERAL COUNSEL FOR E*TRADE BANK

The opinion of John Buchman, General Counsel for E*TRADE Bank, to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the effect that:

A. Each of the Company, E*TRADE Re, LLC and ETB Holdings, Inc. is duly registered with the OTS as a savings and loan holding company under the Home Owners Loan Act, as amended (“HOLA”); E*TRADE Bank, continues to hold a valid charter to do business as a federal savings bank; E*TRADE Bank meets the qualified thrift lender test under Section 10(m) of HOLA; and the Company is a savings and loan holding company under Section 10 of HOLA, as amended; and the direct and indirect activities of the Company and its subsidiaries comply with restrictions on holding company activities provided in Section 10 of HOLA . E*TRADE Bank is well capitalized according to the capital standards set forth by the OTS and the FDIC. E*TRADE Bank and its deposits are insured by FDIC to the fullest extent permitted by law.

B. None of the Company nor any of its subsidiaries is not in compliance with the applicable regulatory capital requirements of its regulators, including, but not limited to as the Office of Thrift Supervision (the “OTS”) or the FDIC, or any applicable state, federal or self regulatory organization.

C. Neither the issuance of the Securities nor the intended use of the proceeds of the Securities will violate Regulations T, U or X of the Federal Reserve Board.